Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
10/22/08	Investors:	Mary Kay Shaw, 630-623-7559
	Media:	Heidi Barker, 630-623-3791

MCDONALD’S GLOBAL COMPARABLE SALES FUEL STRONG THIRD QUARTER RESULTS

OAK BROOK, IL — McDonald’s Corporation today announced strong operating results for the third quarter, driven by global comparable sales growth of 7.1%.

“The strength of McDonald’s ongoing results is a testament to our multi-dimensional Plan to Win, which features quality food, compelling value at every level of our menu and dependable convenience,” said Chief Executive Officer Jim Skinner. “Our unwavering commitment to providing an outstanding restaurant experience to every customer, every time is driving comparable sales momentum and profitability growth in each area of the world.”

McDonald’s reported the following third quarter highlights:

•	Global comparable sales increased 7.1%

•	Continued growth in consolidated Company-operated and franchised restaurant margins

•	Consolidated operating income increased 20% (15% in constant currencies)

•	Earnings per share from continuing operations of $1.05, a 27% increase (22% in constant currencies) over the prior year

•	Quarterly cash dividend increased 33% to $0.50 per share—the equivalent of $2.00 per share annually, and the Company repurchased $1 billion of its stock

Jim Skinner continued, “Our dedication to building our business by being better, not just bigger continues to strengthen our global performance. For the quarter, we delivered strong comparable sales, higher margin dollars and a double-digit operating income increase.”

McDonald’s U.S. delivered its highest sales increase of 2008, with third quarter comparable sales up 4.7% and operating income growth of 9%. Throughout the quarter, the U.S. featured core menu classics including the Big Mac, Southern-style chicken products and value-based beverages that offer menu variety and everyday affordability that resonate with consumers.

Building on its momentum, Europe generated strong top-line sales in virtually every market, posting a comparable sales increase of 8.2% along with operating income growth of 23% (14% in constant currencies) for the quarter. Alignment behind Europe’s key priorities of enhancing local relevance, upgrading the customer and employee experience and building brand transparency continue to deliver robust results for the segment.

Asia/Pacific, Middle East and Africa’s third quarter performance reflected broad-based strength across the segment, led by Australia and China. Operating income rose 28% (21% in constant currencies) for the quarter, fueled by a 7.8% comparable sales increase. Across Asia/Pacific, Middle East and Africa, the growth drivers of convenience, core menu extensions, breakfast, value and operations excellence are continuing to deliver results.

Skinner added, “Disciplined financial practices are the foundation of our enduring performance and provide critical support to our strategies. Demonstrating confidence in our continued momentum, we recently increased our dividend 33%, bringing our annualized dividend to $2.00 per share. As we enter the final quarter of the year, October sales trends remain strong and I am optimistic about McDonald’s outlook. McDonald’s is a strong, stable global business and remains well positioned to generate long-term profitable growth for our System and our shareholders.”

KEY HIGHLIGHTS – CONSOLIDATED

Dollars in millions, except per share data

	Quarters ended September 30,			Nine months ended September 30,

	2008	2007*	% Inc	2008	2007**	% Inc
Revenues	$6,267.3	$5,900.9	6	$17,957.4	$17,033.0	5
Operating income	1,823.7	1,524.8	20	4,940.7	2,524.4	96
Income from continuing operations	1,191.3	1,003.7	19	3,327.9	1,061.8	n/m
Income from discontinued operations		67.5	n/m		60.1	n/m
Net income	1,191.3	1,071.2	11	3,327.9	1,121.9	n/m
Earnings per share from continuing operations-diluted	1.05	0.83	27	2.89	0.87	n/m
Earnings per share from discontinued operations-diluted		0.06	n/m		0.05	n/m
Earnings per share-diluted	1.05	0.89	18	2.89	0.92	n/m

n/m Not meaningful

In August 2007, the Company completed the sale of its businesses in Brazil, Argentina, Mexico, Puerto Rico, Venezuela and 13 other countries in Latin America and the Caribbean to a developmental licensee organization. The Company refers to these markets as “Latam.” Under the new ownership structure, the Company now receives only royalties in these markets instead of a combination of Company-operated sales and franchised rents and royalties.

In addition to the reported results for the quarter and nine months ended September 30, 2007 shown above, consolidated results for these periods are presented throughout this report excluding the impact of the Latam transaction. Management believes the Latam transaction and the associated charges are not indicative of ongoing operations due to the size and scope of the transaction. Management believes that the adjusted results better reflect the underlying business trends relevant to the periods presented.

The following tables present reconciliations of the key consolidated highlights for the quarters and nine months ended September 30, 2008 and 2007 to the highlights excluding the net impact of the impairment charge from the Latam transaction.

Quarters ended September 30,	2008	2007*	Latam Transaction*	2007 Excluding Latam Transaction	Adjusted % Inc	Currency Translation Benefit	Adjusted % Inc Excluding Currency Translation
Revenues	$6,267.3	$5,900.9		$5,900.9	6	$204.8	3
Operating income	1,823.7	1,524.8	$(45.5)	1,570.3	16	73.5	11
Income from continuing operations	1,191.3	1,003.7	3.9	999.8	19	44.7	15
Income from discontinued operations		67.5		67.5	n/m		n/m
Net income	1,191.3	1,071.2	3.9	1,067.3	12	44.7	7
Earnings per share from continuing operations-diluted	1.05	0.83	—	0.83	27	0.04	22
Earnings per share from discontinued operations-diluted		0.06		0.06	n/m		n/m
Earnings per share-diluted	1.05	0.89	0.01	0.88	19	0.04	15

Nine months ended September 30,	2008	2007**	Latam Transaction**	2007 Excluding Latam Transaction	Adjusted % Inc	Currency Translation Benefit	Adjusted % Inc Excluding Currency Translation
Revenues	$17,957.4	$17,033.0		$17,033.0	5	$925.2	—
Operating income	4,940.7	2,524.4	$(1,639.9)	4,164.3	19	282.0	12
Income from continuing operations	3,327.9	1,061.8	(1,577.7)	2,639.5	26	178.8	19
Income from discontinued operations		60.1		60.1	n/m		n/m
Net income	3,327.9	1,121.9	(1,577.7)	2,699.6	23	178.8	17
Earnings per share from continuing operations-diluted	2.89	0.87	(1.30)	2.17	33	0.15	26
Earnings per share from discontinued operations-diluted		0.05		0.05	n/m		n/m
Earnings per share-diluted	2.89	0.92	(1.30)	2.22	30	0.15	23

n/m Not meaningful

*	Included impairment and other charges of $52.7 million, partly offset by a benefit of $7.2 million due to eliminating depreciation on the assets in Latam in mid-April 2007, and a tax benefit of $49.4 million.

**	Included impairment and other charges of $1,664.6 million, partly offset by a benefit of $24.7 million due to eliminating depreciation on the assets in Latam in mid-April 2007, and a tax benefit of $62.2 million.

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE

Comparable sales represent sales at all restaurants, including those operated by the Company, franchisees and affiliates, in operation at least thirteen months including those temporarily closed, excluding the impact of currency translation. Some of the reasons restaurants may be temporarily closed include reimaging or remodeling, rebuilding, road construction and natural disasters. Management reviews the increase or decrease in comparable sales compared with the same period in the prior year to assess business trends. The number of weekdays, weekend days and timing of holidays, referred to as the calendar shift/trading day adjustment, can impact our reported comparable sales.

Information in constant currency is calculated by translating current year results at prior year average exchange rates. Management reviews and analyzes business results excluding the effect of foreign currency translation and bases certain incentive compensation plans on these results because they believe this better represents the Company’s underlying business trends.

RELATED COMMUNICATIONS

McDonald’s Corporation will broadcast its investor conference call live over the Internet at 9:30 a.m. Central Time on October 22, 2008. A link to the live webcast will be available at www.investor.mcdonalds.com. There will also be an archived webcast and podcast available for a limited time.

See Exhibit 99.2 in the Company’s Form 8-K filing for supplemental information related to the Company’s results for the quarter and nine months ended September 30, 2008.

The Company plans to release October 2008 sales information on November 10, 2008.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K.

McDONALD’S CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data				Inc /(Dec)

Quarters ended September 30,	2008	2007	$	%
Revenues
Sales by Company-operated restaurants	$4,411.1	$4,276.2	134.9	3
Revenues from franchised and affiliated restaurants	1,856.2	1,624.7	231.5	14

TOTAL REVENUES	6,267.3	5,900.9	366.4	6

Operating costs and expenses
Company-operated restaurant expenses	3,587.2	3,492.3	94.9	3
Franchised restaurants–occupancy expenses	316.9	287.4	29.5	10
Selling, general & administrative expenses	582.1	569.4	12.7	2
Impairment and other charges, net		52.7	(52.7)	n/m
Other operating (income) expense, net	(42.6)	(25.7)	(16.9)	(66)
Total operating costs and expenses	4,443.6	4,376.1	67.5	2

OPERATING INCOME	1,823.7	1,524.8	298.9	20

Interest expense	131.6	97.9	33.7	34
Nonoperating (income) expense, net	(6.8)	(26.7)	19.9	75

Income from continuing operations before provision for income taxes	1,698.9	1,453.6	245.3	17
Provision for income taxes	507.6	449.9	57.7	13

Income from continuing operations	1,191.3	1,003.7	187.6	19

Income from discontinued operations (net of taxes of $39.5)		67.5	(67.5)	n/m

NET INCOME	$1,191.3	$1,071.2	120.1	11

Earnings per share-diluted
Continuing operations	$1.05	$0.83	0.22	27
Discontinued operations		0.06	(0.06)	n/m

EARNINGS PER SHARE-DILUTED	$1.05	$0.89	0.16	18

Weighted average shares outstanding-diluted	1,136.0	1,207.1	(71.1)	(6)

n/m Not meaningful

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McDONALD’S CORPORATION

CONDENSED CONSOLIDATED STATEMENT OF INCOME

Dollars and shares in millions, except per share data				Inc /(Dec)

Nine months ended September 30,	2008	2007	$	%
Revenues
Sales by Company-operated restaurants	$12,705.9	$12,507.8	198.1	2
Revenues from franchised and affiliated restaurants	5,251.5	4,525.2	726.3	16

TOTAL REVENUES	17,957.4	17,033.0	924.4	5

Operating costs and expenses
Company-operated restaurant expenses	10,462.0	10,343.8	118.2	1
Franchised restaurants–occupancy expenses	932.0	844.6	87.4	10
Selling, general & administrative expenses	1,733.2	1,706.5	26.7	2
Impairment and other charges, net	1.0	1,666.6	(1,665.6)	(100)
Other operating (income) expense, net	(111.5)	(52.9)	(58.6)	n/m
Total operating costs and expenses	13,016.7	14,508.6	(1,491.9)	(10)

OPERATING INCOME	4,940.7	2,524.4	2,416.3	96

Interest expense	406.4	296.9	109.5	37
Nonoperating (income) expense, net	(66.5)	(60.3)	(6.2)	(10)
Gain on sale of investment	(160.1)		(160.1)	n/m

Income from continuing operations before provision for income taxes	4,760.9	2,287.8	2,473.1	n/m
Provision for income taxes	1,433.0	1,226.0	207.0	17

Income from continuing operations	3,327.9	1,061.8	2,266.1	n/m

Income from discontinued operations (net of taxes of $34.5)		60.1	(60.1)	n/m

NET INCOME	$3,327.9	$1,121.9	2,206.0	n/m

Earnings per share-diluted
Continuing operations	$2.89	$0.87	2.02	n/m
Discontinued operations		0.05	(0.05)	n/m

EARNINGS PER SHARE-DILUTED	$2.89	$0.92	1.97	n/m

Weighted average shares outstanding-diluted	1,150.4	1,216.3	(65.9)	(5)

n/m Not meaningful

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